As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-169033 Registration No. 333-159430 Registration No. 333-159431 Registration No. 333-138973
Registration No. 333-136985
Registration No. 333-125227
Registration No. 333-108161
Registration No. 333-108152
Registration No. 333-108151
Registration No. 333-53739
Registration No. 333-17007
Registration No. 333-08567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169033
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159430
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159431
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138973

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136985

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125227

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108161

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108152

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-108151

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53739

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-17007

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-08567

UNDER

THE SECURITIES ACT OF 1933

FBL Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

5400 University Avenue,

West Des Moines, Iowa 50266

(515) 225-5400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by FBL Financial Group, Inc., an Iowa corporation (“FBL” or the “Registrant”), deregister all shares of the Registrant’s Class A Common Stock, without par value, and Class B Common Stock, without par value (together, the “Common Shares”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-169033), which was filed with the SEC on August 24, 2010, registering Common Shares issuable under the FBL Financial Group, Inc. Director Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-159430), which was filed with the SEC on May 22, 2009, registering Common Shares issuable under the Farm Bureau 401(k) Savings Plan;
•	Registration Statement on Form S-8 (No. 333-159431), which was filed with the SEC on May 22, 2009, registering Common Shares issuable under the FBL Financial Group, Inc. Director Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-138973), which was filed with the SEC on November 28, 2006, registering Common Shares issuable under the Farm Bureau 401(k) Savings Plan;
•	Registration Statement on Form S-8 (No. 333-136985), which was filed with the SEC on August 30, 2006, registering Common Shares issuable under the 2006 Class A Common Stock Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-125227), which was filed with the SEC on May 25, 2005, registering Common Shares issuable under the FBL Financial Group, Inc. Executive Salary and Bonus Deferred Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-108161), which was filed with the SEC on August 22, 2003, registering Common Shares issuable under the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-108152), which was filed with the SEC on August 22, 2003, registering Common Shares issuable under the FBL Financial Group, Inc. Director Compensation Plan;
•	Registration Statement on Form S-8 (No. 333-108151), which was filed with the SEC on August 22, 2003, registering Common Shares issuable under the Farm Bureau 401(k) Savings Plan;
•	Registration Statement on Form S-8 (No. 333-53739), which was filed with the SEC on May 28, 1998, registering Common Shares issuable under the FBL Financial Group, Inc. Director Compensation Plan.

•	Registration Statement on Form S-8 (No. 333-17007), which was filed with the SEC on November 27, 1996, registering Common Shares issuable under FBL’s Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan; and
•	Registration Statement on Form S-8 (No. 333-08567), which was filed with the SEC on July 22, 1996, registering Common Shares issuable under the Iowa Farm Bureau and Affiliated Companies 401(k) Savings Plan.

Reference is made to the Agreement and Plan of Merger, dated as of January 11, 2021 (as amended pursuant to amendment No. 1 thereto, the “Merger Agreement”), by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”) and the Registrant.

On May 25, 2021, pursuant to the terms of the Merger Agreement, the Registrant completed its previously announced merger, whereby Merger Sub merged with and into the Registrant, the separate corporate existence of Merger Sub ceased and the Registrant continued as the surviving corporation (the “Merger”). In connection with the consummation of the Merger, FBL is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements.

Accordingly, pursuant to the undertakings made by FBL contained in each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offerings, FBL hereby amends the Registration Statements by deregistering all Common Shares that remain unsold or unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, FBL certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, State of Iowa, on May 27, 2021.

FBL Financial Group, Inc.

By:	/s/ Lori K. Geadelmann
	Name:	Lori K. Geadelmann
	Title:	General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.